UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2023

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Current Report on Form 8-K filed by the Company on March 7, 2023, the Company’s Board of Directors approved the appointment of Chief Accounting Officer Matthew D. Murphy, age 54, to serve as interim Treasurer and Chief Financial Officer until such time as the Company appoints a permanent successor. On May 12, 2023, Mr. Murphy and the Company entered into an Offer Letter outlining the details of Mr. Murphy’s compensation in this new role. A copy of the Offer Letter is attached hereto as Exhibit 10.1. The terms of the Offer Letter were approved by the Compensation Committee on May 3, 2023, and the equity portion of the offer was approved by the full Board of Directors on May 10, 2023.

Mr. Murphy’s annual base salary will remain at the annualized rate of $382,287.74, unchanged from his previous base salary. Mr. Murphy’s bonus potential for 2023 is increased to 50% of his base salary from 40% of his base salary, with his actual bonus for 2023 to be based on the Company’s performance against its “Bonus Scale”, which was described in the Form 8-K filed by the Company on February 10, 2023.

Additionally, as part of the Offer Letter the Company agreed to grant Mr. Murphy an option (the “Option”) to purchase shares of the Company’s Class A Common Stock (“Class A Shares”) valued at approximately $600,000. The Option was granted on May 15, 2023 (the “Grant Date”). The number of shares was determined on the Grant Date based on the market price of the Class A Shares on the trading day prior to the Grant Date (the “Closing Price”), and the per share exercise price was the Closing Price. The Option is contingent upon Mr. Murphy’s continued employment with the Company, with 25% of the shares vesting on March 1 in each of the years 2024 through 2027, subject to accelerated vesting upon the occurrence of certain specified events.

Mr. Murphy will continue to be eligible to receive equity through the Company’s Long-Term Equity program, subject to approval by the Board of Directors. While equity is not guaranteed, the target annual value of Mr. Murphy’s equity awards is $250,000.

Item 8.01 Other Events.

On May 15, 2023, the Company entered into a 10b5-1 plan to repurchase up to $25 million of the Company’s Class A Common Stock during the period commencing July 3, 2023 and ending September 29, 2023.

On May 15, 2023, Chief Sales Officer John C. Geist entered into an individual trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, covering proposed sales of up to 13,524 shares of the Company’s Class A Common Stock. The purpose of the 10b5-1 plan is to provide liquidity and investment diversification.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

10.1	Offer Letter between Matthew D. Murphy and the Company dated May 12, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Boston Beer Company, Inc.

Date: May 16, 2023	By:	/s/ David A. Burwick
Name: David A. Burwick
Title: President & Chief Executive Officer

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